Exhibit 1.01
Everus Construction Group, Inc.
Conflict Minerals Report For
The Year Ended December 31, 2025
Introduction
This Conflict Minerals Report (the “Report”) has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”), for the reporting period from January 1 to December 31, 2025.
The Report relates to the process undertaken by Everus Construction Group, Inc. (herein referred to as “Everus,” the “Company,” “we,” “us,” or “our”) with respect to products that were manufactured, or contracted to be manufactured, during calendar year 2025 and that contain columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten for purposes of this Report (collectively, the “Conflict Minerals”).
Third-party products that we sell but do not manufacture or contract to manufacture are outside the scope of this Report.
Forward-Looking Statements
This Report may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Rule. All statements that reflect our expectations, assumptions or projections about the future, other than statements of historical facts, including, without limitation, statements relating to our intended improvement efforts to mitigate risk, are considered forward-looking statements. The words “believe,” “expect,” “estimate,” “could,” “should,” “would,” “intend,” “may,” “plan,” “predict,” “seek,” “anticipate,” “project” and similar expressions generally identify forward-looking statements, which speak only as of the date the statements were made.
The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual performance to differ materially from what is projected, anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in any forward-looking statements we make are based on reasonable assumptions as of the date they are made, we can give no assurance that the expectations will be attained and it is possible that actual performance may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. These forward-looking statements are made only as of the date of this Report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in expectations, assumptions or the occurrence of events, unanticipated or otherwise.
Company and Products Overview
The Company, through its wholly owned subsidiary Everus Construction, Inc. (“Everus Construction”), provides electrical and mechanical and transmission and distribution contracting services. Everus Construction, and through its wholly owned subsidiary Wagner-Smith Equipment Co., manufactures construction equipment consisting of electric transmission line pullers, tensioners, reel stands, reel carriers, and electric transmission pole and material trailers (the “Construction Equipment”).
Based upon our internal assessment, certain of the Construction Equipment products that are either manufactured or contracted to be manufactured by Everus Construction contain Conflict Minerals that are necessary to the functionality or production of the product.
Conflict Minerals Program
Our Conflict Minerals program has been developed in conformity with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition), and related Supplement on Tin, Tantalum, and Tungsten, and Supplement on Gold (collectively, the “OECD Guidance”), specifically as it relates to our position in the minerals supply chain as a “downstream” purchaser.

Reasonable Country of Origin Inquiry
We have conducted a reasonable country of origin inquiry (an “RCOI”) regarding the Conflict Minerals purchased by the Company that was reasonably designed to determine whether any such Conflict Minerals originated in the Democratic Republic of the Congo or adjoining countries (collectively, the “Covered Countries”) or were from recycled or scrap sources. We identified 80 suppliers that provided components or engaged in manufacturing activities for use in our Construction Equipment products during calendar year 2025 that may contain Conflict Minerals. In February 2026, we contacted these suppliers and provided them with a copy of our Conflict Minerals Policy, the Responsible Minerals Initiative (“RMI”), Conflict Minerals Reporting Template (the “Template”), and an instructional letter to assist them in completing their responses. The Template includes questions regarding a supplier’s applicable policy, engagement with its direct suppliers, and a listing of the smelters and refiners the supplier and its suppliers use. In addition, the Template contains questions about the origin of Conflict Minerals included in the supplier’s products, as well as the supplier’s due diligence processes. We requested responses by April 1, 2026, and conducted multiple follow-ups by email with the suppliers that did not respond to the initial request.
Based on the results of the RCOI, we had reason to believe that Conflict Minerals in our Construction Equipment products may have originated in the Covered Countries. As a result, we exercised due diligence on the source and chain of custody of the Conflict Minerals as described below.
Design of Due Diligence
Our Conflict Minerals due diligence measures have been designed to conform to the due diligence-related steps of the OECD Guidance, as applicable for a “downstream” purchaser.
Due Diligence Measures Performed
Below is a description of the measures we performed to exercise due diligence on the source and chain of custody of the necessary Conflict Minerals contained in our Construction Equipment.
•We sent our suppliers a letter that included a copy of our Corporate Conflict Minerals Policy, the RMI, the Template, and instructions, and requested that they complete and return the Template.
•We requested that our suppliers adopt and communicate their Conflict Minerals policies and sourcing expectation to their suppliers and request that they complete the Template.
•We followed up by written correspondence with our suppliers that failed to complete and return the Template and solicited additional information.
•We reviewed all received supplier Templates for completeness. Suppliers that did not provide complete information or provided information that we identified as potentially inaccurate were requested to take corrective actions and update their Template responses.
•We compared smelters identified in supplier Templates against the list of smelters that have committed to undergo a Responsible Minerals Assurance Process (an “RMAP”) audit by RMI and the list of smelters that have received a “conformant” designation under the RMAP.
•We made our Conflict Minerals Report available on our website at https://everus.com/about-everus/corporate-responsibility.
Due Diligence Results
For reporting year 2025, we surveyed 80 suppliers of materials for our Construction Equipment using the Template. Of the suppliers surveyed, 64 percent (51 suppliers) responded to our request for information. We have relied on these suppliers' responses to provide us with information about the source of Conflict Minerals contained in the components supplied to us. Our direct suppliers’ responses are similarly reliant upon information provided by their suppliers.
As the result of our due diligence, we have gathered 376 smelter names from our supply chain. See Annex 1 for the names and locations of such smelters. Of these, 212 have been designated as conformant under the RMAP. An additional 9 are active facilities that have committed to undergo a RMAP audit. Of the 155 remaining reported smelters, all 155 have been determined to be legitimate processing facilities by the RMI and have been allocated a Smelter Identification CID number.

We requested mine or location of origin information for the necessary Conflict Minerals from each of our suppliers using the Template. Many of our suppliers were unable to obtain reliable mine or location-of-origin data for their necessary Conflict Minerals.
Seven smelters, including Gasabo Gold Refinery Ltd, Luna Smelter, Ltd., and PowerX Ltd. in Rwanda, Mining Minerals Resources SARL in the Democratic Republic of the Congo, African Gold Refinery and Woodcross Smelting Company Limited in Uganda, and GG Refinery Ltd. in the United Republic of Tanzania, were identified by some of our suppliers as having their location/s in a Covered Country. GG Refinery Ltd., Luna Smelter, Ltd., Mining Minerals Resources SARL, PowerX Ltd., and Woodcross Smelting Company Limited are listed as conformant smelters by the RMI, while African Gold Refinery and Gasabo Gold Refinery Ltd are not currently listed as conformant or having an active facility by the RMI.
Determination
Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in our Construction Equipment or whether the Conflict Minerals are from recycled or scrap sources. On the basis of the due diligence measures described in this Report, we are unable to rule out that some of the Conflict Minerals used in our Construction Equipment products may have originated in the Covered Countries and are not from recycled or scrap sources, but we have not identified any instances in which our sourcing of necessary Conflict Minerals directly or indirectly financed or benefited armed groups in the Covered Countries.
We have provided information as of the date of this Report. Subsequent events may affect our future determinations under the Rule.
Future Due Diligence Measures
As we continue to work to enhance our due diligence program, we intend to take the following steps, among others, to continue to mitigate the risk that the necessary Conflict Minerals in our Construction Equipment could benefit armed groups in the Covered Countries:
•Track and add new suppliers to our Conflict Minerals program as they enter our supply chain; and
•Drive our suppliers to obtain current, accurate, and complete information about their smelters and refiners of Conflict Minerals.

ANNEX 1

Metal	Smelter Name	Smelter Country
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Brazil	BRAZIL
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Agosi AG	GERMANY
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Caridad	MEXICO
Gold	Cendres + M?taux SA	SWITZERLAND
Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA
Gold	Amagasaki Factory, Hyogo Prefecture, Japan	JAPAN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Boliden Ronnskar	SWEDEN
Gold	Chimet S.p.A.	ITALY
Gold	Aurubis AG	GERMANY
Gold	CCR	CANADA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	AKITA Seiren	JAPAN
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	JCC	CHINA
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	LinBao Gold Mining	CHINA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samdok Metal	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF

Metal	Smelter Name	Smelter Country
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Metalor Switzerland	SWITZERLAND
Gold	Shyolkovsky	RUSSIAN FEDERATION
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Metal?rgica Met-Mex Pe?oles, S.A. de C.V	MEXICO
Gold	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)	RUSSIAN FEDERATION
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Valcambi S.A.	SWITZERLAND
Gold	Mitsui Kinzoku Co., Ltd.	JAPAN
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	MKS PAMP SA	SWITZERLAND
Gold	Kochi daiicihi Yamaminami plant	JAPAN
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA
Gold	MEM(Sumitomo Group)	JAPAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	AGR (Perth Mint Australia)	AUSTRALIA
Gold	China Henan Zhongyuan Gold Smelter	CHINA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	BALORE REFINERSGA	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Safimet S.p.A	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Fujian Zijin mining stock company gold smelter	CHINA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECHIA
Gold	KGHM Polska Miedz S.A.	POLAND
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA

Metal	Smelter Name	Smelter Country
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	Sam Precious Metals	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	SAAMP	FRANCE
Gold	Italpreziosi	ITALY
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	8853 S.p.A.	ITALY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	JALAN & Company	INDIA
Gold	African Gold Refinery	UGANDA
Gold	Gold Coast Refinery	GHANA
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	K.A. Rasmussen	NORWAY
Gold	MD Overseas	INDIA
Gold	WEEEREFINING	FRANCE
Gold	Dongwu Gold Group	CHINA
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	Chala One Plant	PERU
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Gold	Chugai Mining	JAPAN

Metal	Smelter Name	Smelter Country
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Gasabo Gold Refinery Ltd	RWANDA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Ekaterinburg	RUSSIAN FEDERATION
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Royal Canadian Mint	CANADA
Gold	Shonan Plant Tanaka Kikinzoku	JAPAN
Gold	Great Wall Precious Metals Co,. LTD.	CHINA
Gold	China's Shandong Gold Mining Co., Ltd	CHINA
Gold	Metallurgie Hoboken Overpelt	BELGIUM
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	ITALY
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	DEGUSSA	GERMANY
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Gold by Gold Colombia	COLOMBIA
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold	EMC Green Group S.A.	PERU
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Guangdong Gaoyao Co	CHINA
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	ATAkulche	TURKEY
Gold	Industrial Refining Company	BELGIUM
Gold	Sai Refinery	INDIA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA

Metal	Smelter Name	Smelter Country
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)	INDIA
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Non-Ferrous Metal Smeltery	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	ULBA	KAZAKHSTAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	Resind Ind e Com Ltda.	BRAZIL
Tantalum	5D Production OU	ESTONIA
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	CHINA
Tantalum	F & X	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	RFH	CHINA
Tantalum	Solikamsk	RUSSIAN FEDERATION
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tin	Funsur Smelter	PERU
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	Hulterworth Smelter	MALAYSIA
Tin	Thai Solder Industry Corp., Ltd.	THAILAND
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	Kundur Smelter	INDONESIA
Tin	Aurubis Beerse	BELGIUM
Tin	PT Bangka Prima Tin	INDONESIA

Metal	Smelter Name	Smelter Country
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	OMSA	BOLIVIA (PLURINATIONAL STATE OF)
Tin	CV Serumpun Sebalai	INDONESIA
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	Dowa	JAPAN
Tin	Fenix Metals	POLAND
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	China Tin (Hechi)	CHINA
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Ikuno Tin Smelter	JAPAN
Tin	PT Prima Timah Utama	INDONESIA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	China Yunnan Tin Co Ltd.	CHINA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	Conecsus	UNITED STATES OF AMERICA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Fabrica Auricchio	BRAZIL
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	CV Tiga Sekawan	INDONESIA
Tin	Resind Ind e Com Ltda.	BRAZIL
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	Woodcross Smelting Company Limited	UGANDA
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
Tin	Alent plc	UNITED STATES OF AMERICA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA

Metal	Smelter Name	Smelter Country
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	Mining and processing tin-tungsten ore Giang Son - VQB Co., Ltd.	VIET NAM
Tin	Chengfeng Metals Co Pte Ltd	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	Super Ligas	BRAZIL
Tin	Aurubis Berango	SPAIN
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	CRM Synergies	SPAIN
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	PT Arsed Indonesia	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA
Tin	PT Bangka Serumpun	INDONESIA
Tin	PT Rajawali Rimba Perkasa	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	PT Panca Mega Persada	INDONESIA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ATI Metalworking Products	UNITED STATES OF AMERICA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Human Chun-Chang non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Metal	Smelter Name	Smelter Country
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	WBH	AUSTRIA
Tungsten	Xiamen H.C.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Uzbek Refractory and Heat-Resistant Metals	UZBEKISTAN
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten	CHINA
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	GEM Co., Ltd.	CHINA
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	Kenee Mining Corporation	VIET NAM
Tungsten	S.P.T. spol.s r.o.	CZECHIA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE'S DEMOCRATIC REPUBLIC
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	LLC Vostok	RUSSIAN FEDERATION

Metal	Smelter Name	Smelter Country
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF